SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 15, 2001

TECHSYS, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-24542	22-3276736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

147 Columbia Turnpike, Suite 109, Florham Park, New Jersey	07932
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telphone number, including area code	(973) 236-1919

Not Applicable
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

        In accordance with Item 7(a)(4) of Form 8-K, and because it was impractical to provide the required financial statements for the subsidiaries of Fuel Cell Companies, Inc. (“FCCI”) acquired by TechSys, Inc. (the “Company”) at the time the Current Report on Form 8-K, dated August 3, 2001, was filed by the Company with the Securities and Exchange Commission (the “Commission”), the Audited Financial Statements of such businesses acquired by the Company for the year ended December 31, 2000 and related Independent Auditors’ Report thereon are being filed as part of this Form 8-K/A.

        The subsidiaries of FCCI were acquired by the Company through a foreclosure and a subsequent exchange agreement. As a result of the circumstances in which the foreclosure and the exchange were effected, not all of the data necessary for the completion of the required financial statements have been provided to the Company. Your attention is called to the notes to the financial statements.

     (b)  Pro Forma Financial Information.

        In accordance with Item 7(b)(2) of Form 8-K, and because it was impractical to provide the required pro forma financial information relative to the subsidiaries of FCCI acquired by the Company at the time the Company’s Current Report on Form 8-K, dated August 3, 2001, was filed with the Commission, the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2000 and for the six months ended June 30, 2001, and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2001, are being filed as part of this Current Report on Form 8-K/A.

        The subsidiaries of FCCI were acquired by the Company through a foreclosure and a subsequent exchange agreement. As a result of the circumstances in which the foreclosure and the exchange were effected, not all of the data necessary for the completion of the required financial statements have been provided to the Company. Your attention is called to the notes to the financial statements.

(c)	Exhibits.

23.1	Consent of Laurence Rothblatt & Company.

99.1	Audited Financial Statements of businesses acquired by the Company for the year ended December 31, 2000 and related Independent Auditors’ Report.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, TechSys has duly caused this report to be signed on its behalf by the undersigned hereronto duly authorized.

TECHSYS, INC.

MARK N. RAAB
By:_________________________________
Mark N. Raab Chief Financial Officer and Secretary

EXHIBIT INDEX

23.1	Consent of Laurence Rothblatt & Company.

99.1	Audited Financial Statements of businesses acquired by the Company for the year ended December 31, 2000 and related Independent Auditors’ Report.

99.2	Unaudited Pro Forma Condensed Combined Financial Statements.